UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2025

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2025, (the “Closing Date”), Kinetik Holdings LP, a Delaware limited partnership (“Kinetik LP”), which is a subsidiary of Kinetik Holdings Inc., a Delaware corporation (the “Company”), entered into an amendment (“Amendment No. 1 to the A/R Facility”) to their accounts receivable securitization facility dated April 2, 2024 (the “A/R Facility” and as amended, the “Amended A/R Facility”) to, among other things, increase the facility limit and extend the scheduled termination date.

The documentation for the Amended A/R Facility includes (i) a Receivables Purchase Agreement dated as of April 2, 2024 (the “Receivables Purchase Agreement”) by and among Kinetik Receivables LLC, a wholly-owned, consolidated, bankruptcy-remote subsidiary of Kinetik LP, as the seller (the “Seller”), Kinetik LP, as the servicer (the “Servicer”), the persons from time to time party thereto as purchasers (the “Purchasers”), PNC Bank, National Association, as administrative agent (“PNC” or “Administrative Agent”), and PNC Capital Markets LLC, as structuring agent and sustainability agent, as amended by Amendment No. 1 to Receivables Purchase Agreement dated as of April 1, 2025 (“Amendment No. 1 to Receivables Purchase Agreement”) by and among Seller, Servicer, Administrative Agent and the purchasers party thereto and (ii) a Sale and Contribution Agreement, dated as of April 2, 2024 (the “Sale and Contribution Agreement”), as supplemented by that Joinder Agreement dated as of April 1, 2025 (the “Joinder Agreement”), by and among Frontier Field Services, LLC, a Delaware limited liability company (“FFS”), Kinetik LP and Administrative Agent.

Pursuant to Amendment No. 1 to Receivables Purchase Agreement, the facility limit of the A/R Facility was increased to $250 million and the scheduled termination date was extended to March 31, 2026. In addition, Amendment No. 1 to Receivables Purchase Agreement eliminated certain of the Sustainability Performance Targets applicable to Kinetik LP and the Company under the Receivables Purchase Agreement.

Pursuant to the Joinder Agreement, as of April 1, 2025, FFS is a party to the Sale and Contribution Agreement as an Originator and has assumed all interests, obligations, rights, duties and liabilities of an Originator under the Sale and Contribution Agreement.

The foregoing descriptions of the Amendment No. 1 to Receivables Purchase Agreement and the Joinder Agreement are qualified in its entirety by reference to the full and complete terms of the Amendment No. 1 to the Receivables Purchase Agreement and the Joinder Agreement, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amendment No. 1 to Receivables Purchase Agreement, dated April 1, 2025 by and among Kinetik Receivables LLC, as the seller, PNC Bank, National Association, as the administrative agent, Kinetik Holdings LP, a subsidiary of Kinetik Holdings Inc., as the servicer, and the purchasers party thereto.

10.2	Joinder Agreement, dated April 1, 2025 by and among Frontier Field Services, LLC, Kinetik Holdings LP, a subsidiary of Kinetik Holdings Inc., and PNC Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025

KINETIK HOLDINGS INC.

By:	/s/ Lindsay Ellis
Name:	Lindsay Ellis
Title:	General Counsel, Chief Compliance Officer and Corporate Secretary

3